UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2012

Fiesta Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 8, 2012, Stacey Rauch was appointed a Class I member of the Board of Directors of Fiesta Restaurant Group, Inc. (the “Company”). Ms. Rauch is a Director Emeritus of McKinsey & Company from which she retired in September 2010. Ms. Rauch was a leader in McKinsey’s Retail and Consumer Goods Practices, served as the head of the North American Retail and Apparel Practice, and acted as the Global Retail Practice Convener. A 24-year veteran of McKinsey, Ms. Rauch led engagements for a wide range of retailers, apparel wholesalers, and consumer goods manufacturers. Her areas of expertise include strategy, organization, marketing, merchandising, multi-channel management, global expansion, and retail store operations. Ms. Rauch was a co-founder of McKinsey’s New Jersey office, and was the first woman at McKinsey appointed as an industry practice leader. Ms. Rauch is also a non-executive director of Ann, Inc., a women’s specialty apparel retailer, where she sits on its nominating and corporate governance committee, Land Securities Group PLC, the UK’s largest commercial property company, where she sits on its audit committee, and the Tops Holding Corporation, parent company of Tops Markets LLC, a US grocery retailer. Prior to joining McKinsey, Ms. Rauch spent 5 years in product management for the General Foods Corporation.

Ms. Rauch serves on the Company’s Compensation Committee and the Corporate Governance and Nominating Committee. Ms. Rauch serves as the Chairman of the Compensation Committee.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: June 13, 2012

By:	/s/ Joseph A. Zirkman
Name:	Joseph A. Zirkman
Title:	Vice President, General Counsel and Secretary

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